BlackRock Global Technology Fund, Inc.

(formerly Merrill Lynch Global Technology Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 12 filed on September 21, 2006 (SEC Accession No. 0001193125-06-194746).